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                                                                      Exhibit 23









Consent of Independent Accountants





We consent to the incorporation by reference in the registration statement of Ohio Casualty Corporation on Form S-3 (File No. 05544) of our report dated January 30, 1998, except as to the information presented in Note 16, for which the date is February 19, 1998, on our audits of the consolidated financial statements and financial statement schedules of Ohio Casualty Corporation and Subsidiaries as of December 31 1997, 1996 and 1995 and for the years then ended, which report is incorporated by reference in this Annual Report on Form 10-K.






                                                       Coopers & Lybrand L.L.P.


Cincinnati, Ohio
March 27, 1998





















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